                                                              Exhibit 99.1

CONTACT:                           Thor Erickson – Investor Relations
+1 (678) 260-3110

Fred Roselli – U.S. Media Relations
+1 (678) 260-3421

Lauren Sayeski – European Media Relations
+ 44 (0)1895 844 300

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST
2012 OUTLOOK CONFERENCE CALL

ATLANTA, November 15, 2011 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will host a conference call with analysts and investors on Thursday, December 15 at 10:00 a.m. ET.  John F. Brock, chairman and chief executive officer, and Bill Douglas, executive vice president and chief financial officer, will provide an update on 2011 business trends and discuss the company’s outlook for 2012.

The public can access the live webcast through the company’s Web site at www.cokecce.com.  A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.